Exhibit 99.1

NEWS RELEASE
PARSLEY ENERGY ANNOUNCES FIRST QUARTER 2018 FINANCIAL AND OPERATING RESULTS

AUSTIN, Texas, May 3, 2018 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended March 31, 2018. The Company has posted to its website a presentation that supplements the information in this release.
First Quarter 2018 Highlights

•	Net oil production increased 15% quarter-over-quarter and 57% year-over-year to 59.3 MBo per day. Total net production averaged 93.4 MBoe per day.(1)

•
Parsley placed 21 gross operated horizontal wells on production in the Delaware Basin during 1Q18 at an average completed lateral length of approximately 9,600 feet, representing more lateral footage than the Company completed in the Delaware Basin during all of 2017.

•	Parsley registered Company-record initial production rates for wells completed in Glasscock and Pecos Counties, as detailed below.

•
The Company demonstrated strong cost control during the first quarter of 2018. Parsley reported lease operating expense (“LOE”) per Boe of $3.43,(1) below the Company-provided guidance range for full-year average LOE per Boe. Both general and administrative expense (“G&A”) per Boe and cash based G&A per Boe, which excludes stock-based compensation expense, decreased quarter-over-quarter and year-over-year to $4.16(1) and $3.56,(1) respectively.

•
The Company amended its revolving credit agreement on April 30, 2018, thereby increasing its borrowing base from $1.8 billion to $2.3 billion while maintaining the Company’s elected commitment amount of $1.0 billion.

“Parsley Energy made a confident first step toward executing our simplified 2018 development program,” said Bryan Sheffield, Parsley’s Chairman and CEO. “Accelerated development last year not only gave Parsley a head start on securing high quality services and equipment, the corresponding production uplift also means we are benefiting disproportionately from currently higher oil prices. While Parsley is well positioned to benefit from ongoing oil price strength, operational continuity at a steady development pace remains our highest priority this year.”

Operational Update
Parsley’s strong sequential production growth was driven by solid operational execution and favorable well productivity across its acreage footprint, highlighted by efficient Delaware Basin operations and a rapid return to full production following winter weather events in January. Volume growth was also supplemented by an increase in non-operated completion activity.
Activity Overview
During the first quarter, the Company spud 43 and placed on production 41 gross operated horizontal wells. Parsley’s working interest on wells placed on production was approximately 97%, with an average completed lateral length of approximately 9,100 feet. Completion activity was nearly evenly distributed between the Midland Basin and the Delaware Basin, where the Company placed on production 20 and 21 gross operated horizontal wells, respectively. We expect that development activity will be weighted more to the Midland Basin for the remainder of the year, consistent with prior Company commentary.
Notable Well Results
With four rigs currently active in Glasscock County, recent well results in Glasscock bode well for the production contribution associated with this sizable portion of Parsley’s development program. Among these results, the two-well Catfish Hunter 12-1 pad registered strong peak 30-day production rates of 2,022 Boe per day (69% oil) and 2,004 Boe per day (72% oil), respectively. Both wells targeted the Wolfcamp B interval and were completed with approximately two-mile laterals.
Parsley increased Delaware Basin oil production by more than 50% during 1Q18 as compared to 4Q17 through a combination of strong well results, cycle time improvement, and enhanced net revenue interests associated with mineral ownership on 18 of 21 wells placed on production during the quarter. Parsley’s 1Q18 Delaware Basin activity included the three-well Trees State 31-34 pad in Pecos County targeting the Upper Wolfcamp A, Lower Wolfcamp A, and Wolfcamp B zones. Early results from this pad are outstanding, including two Company-record Delaware wells with respective peak 30-day production rates of 2,115 Boe per day (85% oil) and 1,940 Boe per day (86% oil) on approximately two-mile laterals. Notably, these wells are among the first to be completed in the southeast portion of Parsley’s Pecos County acreage position. The 21 gross operated horizontal wells Parsley placed on production during 1Q18 represent more lateral footage than the Company completed in the Delaware Basin during all of 2017.

Non-Operated Activity
Non-operated development activity increased during the first quarter with 15 gross (6 net) horizontal wells placed on production, the timing of which was slightly ahead of Company forecasts. Non-operated activity for the remainder of 2018 is expected to be minimal.
Takeaway Positioning
During 1Q18, Parsley reported an unhedged oil price realization of $61.99/Bbl net of transportation costs, representing a differential of just $0.90/Bbl relative to the average NYMEX WTI price for the quarter.
By virtue of proactive steps taken to bolster the Company’s firm transportation capacity and diversify its regional pricing exposure, Parsley now enjoys certain advantages with respect to its takeaway and marketing arrangements. Parsley currently has firm transport agreements covering 95,000 Bo per day of gross operated oil production. Additionally, the Company has diversified pricing agreements with large scale oil purchasers that price a portion of Parsley’s barrels relative to Magellan East Houston, Cushing, and Midland benchmarks. During 2017, Parsley also layered on Midland-Cushing basis swaps that provide additional regional price protection during 2018.
“Our proactive marketing strategy has put us in a position of strength from both a flow assurance and realized pricing standpoint,” said Matt Gallagher, Parsley’s President and COO. “Given the interconnect flexibility, oil quality, scale, and growth visibility we can provide, our crude production is attractive to premier purchasers.”
Financial Update
During 1Q18, the Company recorded net income attributable to its stockholders of $82.9 million, or $0.32 per share, compared to net income of $49.9 million, or $0.16 per share, during 4Q17. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, and adding back the non-controlling interest allocated to Class B stockholders, adjusted net income for 1Q18 was $81.1 million, or $0.31 per share, compared to $95.9 million, or $0.30 per share, in 4Q17.(2)
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for 1Q18 was $282.3 million, up 30% compared to the same measure in 4Q17.(2)
Parsley demonstrated strong cost control during the first quarter of 2018. The Company reported LOE per Boe of $3.43,(1) below the Company-provided guidance range for full-year average LOE per Boe. Both G&A per Boe and cash based G&A per Boe, which excludes stock-based compensation expense, decreased quarter-over-quarter and year-over-year to $4.16(1) and $3.56,(1) respectively. Favorable trends in cash operating costs and strong realized pricing drove a robust operating cash margin of $35.65 per Boe, or 77% of average realized price per Boe.(3)
Parsley reported capital expenditures of $424 million during the quarter, comprised of $373 million for drilling and completion activity and $51 million for facilities and infrastructure, including saltwater disposal wells. In addition to spending associated with the above-mentioned 43 operated horizontal spuds and 41 operated horizontal wells placed on production, reported 1Q18 capital expenditures include $14 million of expenses associated with non-operated activity. With planned activity weighted more to the lower-cost Midland Basin for the remainder of 2018, we expect gross development costs per operated well to decrease from 1Q18 levels. We expect net development costs per operated well to decrease for the same reason, along with an expected reduction in average working interest.
Liquidity and Hedging
Parsley amended its revolving credit agreement on April 30, 2018, thereby increasing its borrowing base from $1.8 billion to $2.3 billion while maintaining the Company’s elected commitment amount of $1.0 billion. As of March 31, 2018, Parsley had approximately $1.5 billion of liquidity, consisting of $500 million of cash, cash equivalents, and short-term investments, and an undrawn amount of $991 million on the Company’s revolver.(4)
Almost all of Parsley’s expected 2018 oil production is subject to hedge protection, and the Company recently added to its 2019 hedge position. Parsley’s hedging strategy protects its balance sheet and anticipated cash flow while retaining significant exposure to higher commodity prices. For details on Parsley’s hedging position, please see the tables below under Supplemental Information and/or the Company’s Quarterly Report on Form 10-Q, upon availability, for the three months ended March 31, 2018.
Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the first quarter of 2018 on Friday, May 4 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-407-0672 (United States/Canada) or 412-902-0003 (International) 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available shortly after the call through May 18 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13678639. A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Events & Presentations” section of the website. The Company has also posted to its website a presentation that supplements the information in this release.

About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit the Company’s website at www.parsleyenergy.com.
Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the SEC, including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.
Contact Information
Brad Smith, Ph.D., CFA
Senior Vice President, Corporate Strategy and Investor Relations
ir@parsleyenergy.com
(512) 505-5199
or
Kyle Rhodes
Director of Investor Relations
ir@parsleyenergy.com
(512) 505-5199

- Tables to Follow -

(1)
Natural gas and natural gas liquids (“NGLs”) sales and associated production volumes for the three months ended March 31, 2018 reflect adjustments associated with Parsley’s adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), effective January 1, 2018. Accordingly, all references to 1Q18 production volumes and per Boe unit costs likewise reflect this adoption, which has the effect of increasing certain natural gas and NGLs volumes and revenues, offset by a corresponding transportation and processing cost such that there is no change to reported net income. The recognition and presentation of oil volumes and associated revenues and expenses are unaffected by the adoption of ASC 606.
Previously provided full-year guidance for production volumes and unit costs incorporated the anticipated effect of the adoption of ASC 606.
For more information on ASC 606 and a reconciliation of 1Q18 production and unit costs under ASC 605 and as adjusted under ASC 606, please see the table and associated commentary below under Supplemental Information and/or the Company’s Quarterly Report on Form 10-Q, upon availability, for the three months ended March 31, 2018.

(2)
“Adjusted EBITDAX” and “adjusted net income” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For definitions and reconciliations of the non-GAAP financial measures of adjusted EBITDAX and adjusted net income to GAAP financial measures, please see the tables and associated commentary below under Reconciliation of Non-GAAP Financial Measures.

(3)
“Operating cash margin” as used in this release represents the Company’s average sales price (without realized derivatives) per Boe less lease operating expense per Boe, transportation and processing costs per Boe, production and ad valorem taxes per Boe, and cash based general and administrative expense per Boe (exclusive of stock-based compensation), each of which reflects the adoption of ASC 606. Sales price and cost components referenced in the calculation of operating cash margin can be found in “Selected Operating Data” in the accompanying financial tables.

(4)	Fully undrawn revolver balance is net of letters of credit.

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net production volumes:
Oil (MBbls)	5,341	4,737	3,394
Natural gas (MMcf) (1)	8,556	7,221	4,419
Natural gas liquids (MBbls) (1)	1,643	1,449	800
Total (MBoe)	8,410	7,390	4,931
Average daily net production (Boe/d)	93,444	80,327	54,789
Average sales prices (2) :
Oil, without realized derivatives (per Bbl)	$61.99	$53.95	$50.01
Oil, with realized derivatives (per Bbl)	$58.32	$50.88	$48.52
Natural gas, without realized derivatives (per Mcf)	$2.04	$2.15	$2.82
Natural gas, with realized derivatives (per Mcf)	$2.06	$2.13	$2.80
NGLs (per Bbl)	$24.72	$26.84	$21.77
Total, without realized derivatives (per Boe)	$46.27	$41.94	$40.48
Total, with realized derivatives (per Boe)	$43.97	$39.96	$39.44
Average costs (per Boe) (3):
Lease operating expenses	$3.43	$3.44	$3.57
Transportation and processing costs	$0.75	$—	$—
Production and ad valorem taxes	$2.88	$3.01	$2.26
Depreciation, depletion and amortization	$14.41	$14.23	$13.99
General and administrative expenses (including stock-based compensation)	$4.16	$4.72	$4.88
General and administrative expenses (cash based)	$3.56	$4.04	$4.02

(1)	Natural gas and NGLs volumes for the three months ended March 31, 2018 reflect adjustments associated with Parsley’s adoption of ASC 606, effective January 1, 2018.
(2)
Average prices shown in the table reflect prices both before and after the effects of our realized commodity hedging transactions. Our calculations of such effects include both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period. Realized oil prices are net of transportation costs. Realized prices for certain gas and NGLs volumes are net of transportation, gathering, and processing costs as stipulated by ASC 606. For more information, please see associated commentary below under Supplemental Information and/or the Company’s Quarterly Report on Form 10-Q, upon availability, for the three months ended March 31, 2018.

(3)	Average costs per Boe for the three months ended March 31, 2018 reflect adjustments associated with Parsley’s adoption of ASC 606, effective January 1, 2018.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)(1)

	Three Months Ended March 31,
	2018	2017
REVENUES
Oil sales	$331,103	$169,745
Natural gas sales (2)	17,424	12,467
Natural gas liquids sales (2)	40,620	17,413
Other	3,594	1,233
Total revenues	392,741	200,858
OPERATING EXPENSES
Lease operating expenses	28,832	17,627
Transportation and processing costs (2)	6,267	—
Production and ad valorem taxes	24,186	11,162
Depreciation, depletion and amortization	121,199	68,970
General and administrative expenses (including stock-based compensation)	34,995	24,042
Exploration and abandonment costs	5,411	2,763
Acquisition costs	4	1,344
Accretion of asset retirement obligations	354	136
Other operating expenses	2,175	2,283
Total operating expenses	223,423	128,327
OPERATING INCOME (LOSS)	169,318	72,531
OTHER INCOME (EXPENSE)
Interest expense, net	(31,968)	(19,336)
Loss on sale of property	(111)	—
Loss on early extinguishment of debt	—	(3,891)
(Loss) gain on derivatives	(10,793)	24,616
Change in TRA liability	(82)	(20,549)
Interest income	2,123	2,371
Other income	301	950
Total other expense, net	(40,530)	(15,839)
INCOME BEFORE INCOME TAXES	128,788	56,692
INCOME TAX EXPENSE	(23,325)	(18,402)
NET INCOME	105,463	38,290
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(22,573)	(8,848)
NET INCOME ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$82,890	$29,442

Net income per common share:
Basic	$0.32	$0.13
Diluted	$0.32	$0.13
Weighted average common shares outstanding:
Basic	260,654	220,674
Diluted	261,639	221,697

(1)	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.
(2)
Natural gas and NGLs sales and transportation and processing costs for the three months ended March 31, 2018 reflect adjustments associated with Parsley’s adoption of ASC 606, effective January 1, 2018.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2018	December 31, 2017
	(In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$350,762	$554,189
Short-term investments	149,345	149,283
Accounts receivable:
Joint interest owners and other	49,221	42,174
Oil, natural gas and NGLs	159,314	123,147
Related parties	311	388
Short-term derivative instruments, net	34,563	41,957
Assets held for sale	—	1,790
Other current assets	6,530	6,558
Total current assets	750,046	919,486
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	8,964,262	8,551,314
Accumulated depreciation, depletion and impairment	(938,629)	(822,459)
Total oil and natural gas properties, net	8,025,633	7,728,855
Other property, plant and equipment, net	131,691	106,587
Total property, plant and equipment, net	8,157,324	7,835,442
NONCURRENT ASSETS
Assets held for sale, net	—	14,985
Long-term derivative instruments, net	25,150	15,732
Other noncurrent assets	8,128	7,553
Total noncurrent assets	33,278	38,270
TOTAL ASSETS	$8,940,648	$8,793,198

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$415,283	$407,698
Revenue and severance taxes payable	124,974	109,917
Current portion of long-term debt	2,388	2,352
Short-term derivative instruments, net	74,675	84,919
Current portion of asset retirement obligations	7,308	7,203
Total current liabilities	624,628	612,089
NONCURRENT LIABILITIES
Liabilities related to assets held for sale	—	405
Long-term debt	2,179,996	2,179,525
Asset retirement obligations	20,476	19,967
Deferred tax liability	55,730	21,403
Payable pursuant to tax receivable agreement	62,681	58,479
Long-term derivative instruments, net	27,487	20,624
Total noncurrent liabilities	2,346,370	2,300,403
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 268,550,575 shares issued and 268,112,160 shares outstanding at March 31, 2018 and 252,419,601 shares issued and 252,260,300 shares outstanding at December 31, 2017	2,686	2,524
Class B, $0.01 par value, 125,000,000 shares authorized, 48,731,731 and 62,128,157 shares issued and outstanding at March 31, 2018 and December 31, 2017	487	622
Additional paid in capital	4,911,682	4,666,365
Retained earnings	126,409	43,519
Treasury stock, at cost, 438,415 shares and 159,301 shares at March 31, 2018 and December 31, 2017	(7,200)	(735)
Total stockholders' equity	5,034,064	4,712,295
Noncontrolling interest	935,586	1,168,411
Total equity	5,969,650	5,880,706
TOTAL LIABILITIES AND EQUITY	$8,940,648	$8,793,198

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$105,463	$38,290
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	121,199	68,970
Accretion of asset retirement obligations	354	136
Loss on sale of property	111	—
Loss on early extinguishment of debt	—	3,891
Amortization and write off of deferred loan origination costs	1,189	783
Amortization of bond premium	(129)	(129)
Stock-based compensation	5,069	4,209
Deferred income tax expense	23,325	18,402
Change in TRA liability	82	20,549
Loss (gain) on derivatives	10,793	(24,616)
Net cash paid for derivative settlements	(1,903)	(1,188)
Net cash paid for option premiums	(13,506)	(16,291)
Net premiums paid on options that settled during the period	(16,526)	(4,854)
Other	5,215	118
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(43,214)	(7,025)
Accounts receivable—related parties	77	103
Other current assets	20,361	(85,460)
Other noncurrent assets	(635)	(902)
Accounts payable and accrued expenses	(5,427)	17,676
Revenue and severance taxes payable	15,057	9,363
Net cash provided by operating activities	226,955	42,025
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(411,073)	(161,003)
Acquisitions of oil and natural gas properties	(27,447)	(589,286)
Additions to other property and equipment	(28,248)	(10,628)
Proceeds from sales and exchanges of oil and natural gas properties	43,228	—
Other	349	—
Net cash used in investing activities	(423,191)	(760,917)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	—	451,500
Payments on long-term debt	(694)	(66,328)
Debt issuance costs	(32)	(6,280)
Proceeds from issuance of common stock, net	—	2,123,486
Repurchase of common stock	(6,465)	(112)
Net cash (used in) provided by financing activities	(7,191)	2,502,266
Net (decrease) increase in cash, cash equivalents and restricted cash	(203,427)	1,783,374
Cash, cash equivalents and restricted cash at beginning of period	554,189	136,669
Cash, cash equivalents and restricted cash at end of period	$350,762	$1,920,043
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$29,455	$2,463
Cash paid for income taxes	$—	$200
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$359	$3,501
Additions to oil and natural gas properties - change in capital accruals	$13,013	$27,463
Additions to other property and equipment funded by capital lease borrowings	$491	$881

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before depreciation, depletion and amortization, exploration and abandonment costs, net interest expense, income tax expense (benefit), change in Tax Receivable Agreement (“TRA”) liability, stock-based compensation, acquisition costs, (gain) loss on sale of property, asset retirement obligation accretion expense, loss on early extinguishment of debt, inventory write down, (gain) loss on derivatives, net settlements on derivative instruments, net premium realizations on options that settled during the period.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measure of other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net (loss) income for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)(1)

	Three Months Ended March 31,
	2018	2017
Adjusted EBITDAX reconciliation to net income:
Net income attributable to Parsley Energy, Inc. stockholders	$82,890	$29,442
Net income attributable to noncontrolling interests	22,573	8,848
Depreciation, depletion and amortization	121,199	68,970
Exploration and abandonment costs	5,411	2,763
Interest expense, net	29,845	16,965
Income tax expense	23,325	18,402
EBITDAX	285,243	145,390
Change in TRA liability	82	20,549
Stock-based compensation	5,069	4,209
Acquisition costs	4	1,344
Loss on sale of property	111	—
Accretion of asset retirement obligations	354	136
Loss on early extinguishment of debt	—	3,891
Inventory write down	61	—
Loss (gain) on derivatives	10,793	(24,616)
Net settlements on derivative instruments	(2,873)	(301)
Net premium realization on options that settled during the period	(16,526)	(4,854)
Adjusted EBITDAX	$282,318	$145,748

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Adjusted Net Income
Adjusted net income is not a measure of net income determined in accordance with GAAP. Adjusted net income is a supplemental non-GAAP performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives, net cash received for derivative settlements, net premiums received on options that settled during the period, (gain) loss on sale of property, exploration and abandonment costs, acquisition costs, loss on early extinguishment of debt, and change in TRA liability, while adjusting for noncontrolling interest and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to, or more meaningful than, consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income (loss).
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Net income - as reported	$82,890	$29,442

Adjustments:
Loss (gain) on derivatives	10,793	(24,616)
Net settlements on derivative instruments	(2,873)	(301)
Net premium realization on options that settled during the period	(16,526)	(4,854)
Loss on sale of property	111	—
Exploration and abandonment costs	5,411	2,763
Acquisition costs	4	1,344
Loss on early extinguishment of debt	—	3,891
Change in TRA liability	82	20,549
Noncontrolling interest	647	—
Change in estimated income tax	522	5,950
Adjusted net income	$81,061	$34,168

Net income per diluted share - as reported(1)	$0.32	$0.13

Adjustments:
Loss (gain) on derivatives	$0.04	$(0.11)
Net settlements on derivative instruments	(0.01)	—
Net premium realization on options that settled during the period	(0.06)	(0.02)
Loss on sale of property	—	—
Exploration and abandonment costs	0.02	0.01
Acquisition costs	—	0.01
Loss on early extinguishment of debt	—	0.01
Change in TRA liability	—	0.09
Noncontrolling interest	—	—
Change in estimated income tax	—	0.03
Adjusted net income per diluted share(2)	$0.31	$0.15

Basic weighted average shares outstanding - as reported(1)	260,654	220,674
Effect of dilutive securities:
Restricted Stock and Restricted Stock Units	985	1,023
Diluted weighted average shares outstanding - as reported(1)	261,639	221,697

Effect of dilutive securities:
Class B Common Stock	—	—
Restricted Stock and Restricted Stock Units	—	—
Diluted weighted average shares outstanding for adjusted net income(2)	261,639	221,697

(1)
For the three months ended March 31, 2018 and 2017, the number of weighted average diluted shares used to calculate actual net income per share is based on the fact that, under the “if converted” and treasury stock methods, Class B Common Stock was not recognized because it would have been antidilutive.

(2)
For purposes of calculating adjusted net income per diluted share for the three months ended March 31, 2018 and 2017, Class B Common Stock and restricted stock and restricted stock units were not recognized because they would have been antidilutive using the treasury stock method.

Supplemental Information

Impact of ASC 606 Adoption
Parsley adopted ASC 606 effective January 1, 2018 using the modified retrospective approach. As a result, we changed our accounting policy for revenue recognition, which resulted in the following adjustments:

	Three Months Ended March 31, 2018
	ASC 605	Adjustment	ASC 606
Production revenues (in thousands):
Oil sales	$331,103	$—	$331,103
Natural gas sales	15,586	1,838	17,424
Natural gas liquids sales	36,191	4,429	40,620
Total production revenues	382,880	6,267	389,147
Operating expenses
Transportation and processing costs	—	6,267	6,267
Production revenues less transportation and processing costs	$382,880	$—	$382,880

Net income attributable to Parsley, Inc. stockholders (in thousands)	$82,890	$—	$82,890

Production:
Oil (MBbls)	5,341	—	5,341
Natural gas (MMcf)	7,982	574	8,556
Natural gas liquids (MBbls)	1,464	179	1,643
Total (MBoe)	8,083	327	8,410

Average daily production volume:
Oil (Bbls)	59,344	—	59,344
Natural gas (Mcf)	88,689	6,378	95,067
Natural gas liquids (Bbls)	16,267	1,989	18,256
Total (Boe)	89,811	3,633	93,444

Certain unit costs (per Boe):
Lease operating expenses	$3.57	$(0.14)	$3.43
Transportation and processing costs	$—	$0.75	$0.75
Production and ad valorem taxes	$2.99	$(0.11)	$2.88
Depreciation, depletion and amortization	$14.99	$(0.58)	$14.41
General and administrative expenses (including stock-based compensation)	$4.33	$(0.17)	$4.16
General and administrative expenses (cash based)	$3.70	$(0.14)	$3.56
Changes to natural gas and NGLs sales were made in accordance with the control model defined in ASC 606. Under the new control model, we are required to identify and separately analyze each contract associated with revenues to determine the appropriate accounting application.
As a result of this analysis, we modified our accounting and presentation of natural gas and NGLs sales, and transportation and processing costs under certain marketing agreements. For additional information related to our adoption of ASC 606, please refer to Note 2—Summary of Accounting Policies—Impact of ASC 606 Adoption in our consolidated financial statements contained in our Quarterly Report on Form 10-Q, upon availability, for the three months ended March 31, 2018.

Open Derivatives Positions

Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions (1)

	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19
Put Spreads (MBbls/d) (2)	11.5	34.2	37.5	20.6	20.3	11.4	11.4
Long Put Price ($/Bbl)	$52.50	$49.64	$49.67	$54.32	$54.32	$55.71	$55.71
Short Put Price ($/Bbl)	$42.50	$39.64	$39.67	$44.32	$44.32	$45.71	$45.71
Three Way Collars (MBbls/d) (3)	49.5	31.0	31.0	8.3	8.2	9.8	9.8
Short Call Price ($/Bbl)	$68.11	$75.65	$75.65	$80.40	$80.40	$80.33	$80.33
Long Put Price ($/Bbl)	$50.00	$50.00	$50.00	$50.00	$50.00	$50.83	$50.83
Short Put Price ($/Bbl)	$40.00	$40.00	$40.00	$40.00	$40.00	$40.83	$40.83
Premium Realization ($ MM) (4)	$(16.5)	$(17.9)	$(19.1)	$(8.4)	$(8.4)	$(5.5)	$(5.5)
Collars (MBbls/d) (5)	3.0	3.0	3.0
Short Call Price ($/Bbl)	$61.31	$61.31	$61.31
Long Put Price ($/Bbl)	$45.67	$45.67	$45.67
Total MBbls/d Hedged	64.0	68.2	71.5	28.9	28.6	21.2	21.2

Mid-Cush Basis Swaps (MBbls/d) (6)	11.4	11.3	11.3
Swap Price ($/Bbl)	$(0.86)	$(0.86)	$(0.86)

Rollfactor Swaps (MBbl/d) (7)	15.0	15.0	15.0
Swap Price ($/Bbl)	$0.60	$0.60	$0.60

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions (1)

	2Q18	3Q18	4Q18
Three Way Collars (MMBtu/d) (3)	8,152	8,152	8,152
Short Call Price ($/MMBtu)	$3.60	$3.60	$3.60
Long Put Price ($/MMBtu)	$3.00	$3.00	$3.00
Short Put Price ($/MMBtu)	$2.75	$2.75	$2.75
Total MMBtu/d Hedged	8,152	8,152	8,152

(1)	As of 5/2/2018. Prices represent the weighted average price of contracts scheduled for settlement during the period.
(2)
When the NYMEX price is above the long put price, Parsley receives the NYMEX price. When the NYMEX price is between the long put price and the short put price, Parsley receives the long put price. When the NYMEX price is below the short put price, Parsley receives the NYMEX price plus the difference between the short put price and the long put price.

(3)	Functions similarly to put spreads except that when the index price is at or above the call price, Parsley receives the call price.
(4)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(5)
When the NYMEX price is above the call price, Parsley receives the call price. When the NYMEX price is below the long put price, Parsley receives the long put price. When the NYMEX price is between the short call and long put prices, Parsley receives the NYMEX price.

(6)	Parsley receives the swap price.
(7)
These positions hedge the timing risk associated with Parsley’s physical sales. Parsley generally sells crude oil for the delivery month at a sales price based on the average NYMEX price during that month, plus an adjustment calculated as a spread between the weighted average prices of the delivery month, the next month, and the following month during the period when the delivery month is the first month.